UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2018

Nuvectra Corporation

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of Principal Executive Offices)

(214) 474-3103

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.01     Entry into a Material Definitive Agreement.

Second Amendment to Loan and Security Agreement

Effective February 16, 2018 (the “Effective Date”), Nuvectra Corporation (the “Company”) and its wholly owned subsidiaries, Algostim LLC, Pelvistim LLC and NeuroNexus Technologies, Inc. (together with the Company, “Nuvectra”), entered into a Second Amendment (the “Second Amendment”) to its Loan and Security Agreement, dated as of March 18, 2016, as amended (the “Loan Agreement”), with Oxford Finance LLC and Silicon Valley Bank (collectively, the “Lenders”). The Second Amendment revises the Loan Agreement to extend additional credit to Nuvectra, among other revisions.

As amended by the Second Amendment, the Loan Agreement provides Nuvectra with a term loan facility in an aggregate principal amount of $45.0 million, comprised of (i) a $27.5 million Term Loan A Commitment, (ii) a $12.5 million Term Loan B Commitment and (iii) a $5.0 million Term Loan C Commitment (the “Loans”), in each case provided 50% by each Lender severally and not jointly. The Term Loan A Commitment was funded in full on the Effective Date and used to repay the existing loans outstanding under the Loan Agreement. Nuvectra also drew down the entire Term Loan B Commitment following achievement of $20.0 million in trailing six-month product revenues as of January 31, 2018. Nuvectra may draw on the Term Loan C Commitment beginning on the date Nuvectra achieves trailing six-month product revenues of $25.0 million (the “Third Tranche Milestone”) and ending on the earlier of March 31, 2019 or 60 days following the Third Tranche Milestone. The Term Loan C Commitment replaces the revolving line of credit previously available under the Loan Agreement.

Under the Second Amendment, the Loans bear interest at a floating rate equal to the prime rate plus 4.15%, subject to a floor of 8.65%. The Second Amendment also extends the amortization period and maturity date of the Loans, with principal payments scheduled to begin on April 1, 2020 and maturity scheduled to occur on September 1, 2022.

Until December 31, 2018, Nuvectra is subject to a financial covenant requiring it to achieve quarterly product revenues at levels specified in the Second Amendment. During 2019 and each year that follows, the Second Amendment requires an annual amendment to the Loan Agreement such that Nuvectra will be subject to a financial covenant requiring it to achieve quarterly product revenues equal to the greater of 75% of Nuvectra’s forecasts (subject to Lender approval) and $12.0 million, among other requirements.

Nuvectra paid the Lenders a $788,746 Second Amendment final payment in connection with the Second Amendment. Nuvectra also agreed to pay the Lenders a $1,342,504 termination fee if the Term A Loans become subject to mandatory or voluntary prepayment prior to maturity.

Warrants

As a condition to the Lenders’ funding under the Second Amendment, the Company issued to Oxford Finance LLC a warrant to purchase 30,245 shares of the Company’s common stock at an exercise price of $9.30 per share, exercisable until February 16, 2028 (the “Oxford Warrant”). Under the terms of the warrant previously issued to Silicon Valley Bank on March 18, 2016 (the “Silicon Valley Warrant”), Silicon Valley Bank received an automatic adjustment upon the completion of the funding of the Term B Loan Commitment. Upon the funding of the Term Loan B Commitment, the Silicon Valley Warrant automatically adjusted such that (i) the number of shares subject to the Silicon Valley Warrant increased by 30,245 shares, (ii) the exercise price of such increased shares is $9.30 per share and (iii) the Silicon Valley Warrant is exercisable for such shares until February 16, 2028.

The above descriptions of the Second Amendment, the Oxford Warrant and the Silicon Valley Warrant are not complete and are qualified by reference to the complete texts of such documents, which are filed as Exhibit 10.1 to this Form 8-K, Exhibit 4.1 to this Form 8-K and Exhibit 4.2 to the Company’s Form 8-K filed on March 18, 2016, respectively, and incorporated by reference into this Item 1.01.

Item 2.03     Creation of Financial Obligation.

The information regarding the Second Amendment included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02     Unregistered Sales of Equity Securities.

The information regarding the Oxford Warrant and the Silicon Valley Warrant included in Item 1.01 is incorporated by reference into this Item 3.02. The Company relied on exemptions from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 thereunder, to issue the Oxford Warrant and the Silicon Valley Warrant.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Document

4.1	Warrant to Purchase Common Stock, dated February 16, 2018, issued to Oxford Finance LLC.
10.1

Second Amendment to Loan and Security Agreement, dated February 16, 2018, among Nuvectra Corporation, Algostim LLC, Pelvistim LLC, NeuroNexus Technologies, Inc. and Oxford Finance LLC and Silicon Valley Bank.

99.1	Press Release dated February 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2018

NUVECTRA CORPORATION

By:	/s/ Walter Z. Berger
Name: Walter Z. Berger
Title: Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

4.1	Warrant to Purchase Common Stock, dated February 16, 2018, issued to Oxford Finance LLC.
10.1

Second Amendment to Loan and Security Agreement, dated February 16, 2018, among Nuvectra Corporation, Algostim LLC, Pelvistim LLC, NeuroNexus Technologies, Inc. and Oxford Finance LLC and Silicon Valley Bank.

99.1	Press Release dated February 20, 2018.

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